UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 27, 2005 (October 25, 2005)
GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Executive Compensation. On October 25, 2005, the compensation committee of the board of directors of Genesco Inc. set annual base salaries and target incentive awards under the Company’s EVA Incentive Plan for the fiscal year ending February 3, 2007, for executive officers of the Company. The EVA Incentive Plan was filed as Exhibit 10(h) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005. The committee also made grants of options to purchase shares of the Company’s common stock at $36.40 per share, the closing price on the New York Stock Exchange on the grant date, and of restricted stock to executive officers and others under the Company’s 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 28, 2005. Certain of the restricted stock grants will vest in four equal annual installments, beginning on the first anniversary of the grant date, subject to the recipient’s continued employment. Other restricted stock grants will vest entirely on the third anniversary of the grant date, subject to the recipient’s continued employment. The stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant date, subject to the recipient’s continued employment and expire on the tenth anniversary of the grant date.
The following table sets forth annual base salaries, target incentive awards, restricted stock grants and stock option grants to executive officers included in the compensation committee’s action:

Name and Title of	Fiscal 2007	Fiscal 2007	Restricted	Stock
Executive Officer	Base Salary	Target Incentive	Stock Grant	Options
Hal N. Pennington Chairman, President and Chief Executive Officer	$720,000	$575,000	29,308 shares vesting on October 25, 2008 25,198 shares vesting in four annual installments	16,704

Robert J. Dennis Executive Vice President and Chief Operating Officer	$500,000	$350,000	20,353 shares vesting on October 25, 2008 12,448 shares vesting in four annual installments	8,252

Jonathan D. Caplan Senior Vice President	$290,000	$130,000	7,870 shares vesting on October 25, 2008 5,814 shares vesting in four annual installments	3,854

James C. Estepa Senior Vice President	$495,000	$300,000	20,149 shares vesting on October 25, 2008 9,920 shares vesting in four annual installments	6,576

Name and Title of	Fiscal 2007	Fiscal 2007	Restricted	Stock
Executive Officer	Base Salary	Target Incentive	Stock Grant	Options
James S. Gulmi Senior Vice President-Finance and Chief Financial Officer	$350,000	$165,000	9,498 shares vesting on October 25, 2008 7,014 shares vesting in four annual installments	4,650

John W. Clinard Vice President-Administration and Human Resources	$235,000	$85,000	6,377 shares vesting on October 25, 2008 3,569 shares vesting in four annual installments	2,366

Roger G. Sisson Vice President, Secretary and General Counsel	$250,000	$100,000	6,784 shares vesting on October 25, 2008 4,668 shares vesting in four annual installments	3,095

Mimi Eckel Vaughn Vice President-Strategy and Business Development	$225,000	$85,000	6,106 shares vesting on October 25, 2008 3,417 shares vesting in four annual installments	2,265
Director Restricted Stock Grants. On October 26, 2005, acting on the recommendation of the compensation committee, the board of directors authorized grants under the 2005 Equity Incentive Plan of restricted stock to occur on January 30, 2006, to certain non-management directors who elected to exchange all or a portion of their cash retainers and committee chairman’s fees for fiscal 2007 for the shares. The shares are to be issued in a number equal to the total amount of cash retainer and fees forgone, divided by 75% of the average closing price of a share of the Company’s common stock on the New York Stock Exchange for the last five trading days of fiscal 2006. The shares will vest through the year as the forgone retainer would have been earned. They may not be transferred by the director for three years after the grant date unless the director earlier ceases to serve on the board. The following directors elected to participate in the exchange to the extent indicated:

Percentage of Retainer and Committee
Director	Chairman’s Fee Exchanged
Matthew C. Diamond	50%
Ben T. Harris	100%
Kathleen Mason	50%
William A. Williamson, Jr.	75%
On October 26, 2005, the board of directors, acting on the recommendation of the compensation committee, granted 685 shares of restricted stock to each of James S. Beard and James W. Bradford, newly elected as directors of the Company, pursuant to the 2005 Equity Incentive Plan.

The shares vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the director’s remaining on the board of directors, and may not be transferred until three years from the grant date, unless the director earlier ceases to serve on the board.
Director Retainers and Meeting Fees. On October 26, 2005, effective at the beginning of the Company’s next fiscal year, the board of directors set retainers for independent directors at $30,000 per year and meeting fees at $1,500 for each board meeting, $1,000 for each committee meeting attended in person and $750 for each meeting attended by telephone. Committee chairmen other than the chairman of the audit committee are to receive an additional retainer of $4,000 per year. The audit committee chairman will receive an additional retainer of $11,500 per year.
Item 5.02. Election of Directors; Appointment of Principal Officer.
Election of Directors. On October 26, 2005, the board of directors of Genesco Inc. elected James S. Beard and James W. Bradford directors of the Company.
Appointment of Chief Operating Officer. On October 26, 2005, the board of directors of Genesco Inc. named Robert J. Dennis as Executive Vice President and Chief Operating Officer of the Company. Mr. Dennis, 51, joined Genesco as chief executive officer of its Hat World subsidiary on the Company’s acquisition of the Hat World business in April 2004. In June 2004, Mr. Dennis was named a Senior Vice President of Genesco. He joined Hat World as chairman and chief executive officer in 2001, after serving as Executive Vice President of Asbury Automotive Group, Inc., an automotive retail and service company, from 1997 to 1999, and as an independent consultant in 1999. The Company and Mr. Dennis entered into an employment agreement dated February 5, 2004, upon the Company’s acquisition of the Hat World business. The agreement provides for payment of 12 months’ base salary and a prorated annual bonus if Mr. Dennis’ employment is terminated by the Company without “Cause” or by Mr. Dennis for “Good Reason” prior to April 1, 2006. It also provides that, for two years after the termination of his employment with the Company, Mr. Dennis will not engage in any business in the United States or any foreign country where the Company does business in direct or indirect competition with the Hat World business, or in any business deriving more than 50% of its revenues from the sale of footwear. A copy of the agreement is filed herewith as Exhibit 10.1.
Item 7.01. Regulation FD Disclosure.
On October 27, 2005, Genesco Inc. issued a press release announcing the appointment of Robert J. Dennis to the office of Executive Vice President and Chief Operating Officer and the election of James S. Beard and James W. Bradford as directors. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 5, 2004, between Genesco Inc. and Robert J. Dennis

99.1	Press Release dated October 27, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: October 27, 2005	By:	/s/ Roger G. Sisson

	Name:	Roger G. Sisson
	Title:	Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 5, 2004, between Genesco Inc. and Robert J. Dennis

99.1	Press Release dated October 27, 2005